THE GOVERNOR AND COMPANY OF THE

BANK OF IRELAND

AND

THE BANK OF NEW YORK,

As Depositary

AND

HOLDERS OF AMERICAN DEPOSITARY RECEIPTS

_____________________________

Deposit Agreement

Dated as of November 28, 1995

Amended and Restated as of September 6, 1996

Further Amended and Restated as of July 19, 1999

Table of Contents

ARTICLE 1.

DEFINITIONS

SECTION 1.01

AMERICAN DEPOSITARY SHARES.

SECTION 1.02

BANK.

SECTION 1.03

BYE-LAWS.

SECTION 1.04

CHARTER.

SECTION 1.05

COMMISSION.

SECTION 1.06

CONSULTATION.

SECTION 1.07

CUSTODIAN.

SECTION 1.08

DEPOSIT AGREEMENT.

SECTION 1.09

DEPOSITARY; CORPORATE TRUST OFFICE.

SECTION 1.10

DEPOSITED SECURITIES.

SECTION 1.11

DOLLARS; EUROS.

SECTION 1.12

FOREIGN REGISTRAR.

SECTION 1.13

HOLDER.

SECTION 1.14

RECEIPTS.

SECTION 1.15

REGISTRAR.

SECTION 1.16

SECURITIES ACT OF 1933.

SECTION 1.17

SECURITIES EXCHANGE ACT OF 1934.

SECTION 1.18

SHARES; ORDINARY STOCK.

ARTICLE 2.

FORM OF RECEIPTS, DEPOSIT OF SHARES, EXECUTION AND DELIVERY, TRANSFER AND SURRENDER OF RECEIPTS

SECTION 2.01

FORM AND TRANSFERABILITY OF RECEIPTS.

SECTION 2.02

DEPOSIT OF SHARES.

SECTION 2.03

EXECUTION AND DELIVERY OF RECEIPTS.

SECTION 2.04

TRANSFER OF RECEIPTS; COMBINATION AND SPLIT-UP OF RECEIPTS.

SECTION 2.05

SURRENDER OF RECEIPTS AND WITHDRAWAL OF SHARES.

SECTION 2.06

LIMITATIONS ON EXECUTION AND DELIVERY, TRANSFER AND SURRENDER OF RECEIPTS.

SECTION 2.07

LOST RECEIPTS, ETC.

SECTION 2.08

CANCELLATION AND DESTRUCTION OF SURRENDERED RECEIPTS.

SECTION 2.09

PRE-RELEASE OF RECEIPTS.

ARTICLE 3.

CERTAIN OBLIGATIONS OF HOLDERS OF RECEIPTS

SECTION 3.01

FILING PROOFS, CERTIFICATES AND OTHER INFORMATION.

SECTION 3.02

LIABILITY OF HOLDER FOR TAXES.

SECTION 3.03

WARRANTIES ON DEPOSIT OF SHARES.

SECTION 3.04

DISCLOSURE OF INTERESTS.

ARTICLE 4.

THE DEPOSITED SECURITIES

SECTION 4.01

CASH DISTRIBUTIONS.

SECTION 4.02

DISTRIBUTIONS OTHER THAN CASH, SHARES OR RIGHTS.

SECTION 4.03

DISTRIBUTIONS IN SHARES.

SECTION 4.04

RIGHTS.

SECTION 4.05

DIVIDENDS IN CASH OR SHARES.

SECTION 4.06

CONVERSION OF FOREIGN CURRENCY.

SECTION 4.07

FIXING OF RECORD DATE.

SECTION 4.08

VOTING OF DEPOSITED SECURITIES.

SECTION 4.09

CHANGES AFFECTING DEPOSITED SECURITIES.

SECTION 4.10

REPORTS.

SECTION 4.11

LISTS OF HOLDERS.

SECTION 4.12

WITHHOLDING.

SECTION 4.13

AVAILABLE INFORMATION.

ARTICLE 5.

THE DEPOSITARY, THE CUSTODIANS AND THE BANK

SECTION 5.01

MAINTENANCE OF OFFICE AND TRANSFER BOOKS BY THE DEPOSITARY.

SECTION 5.02

PREVENTION OR DELAY IN PERFORMANCE BY THE DEPOSITARY OR THE BANK.

SECTION 5.03

OBLIGATIONS OF THE DEPOSITARY, THE CUSTODIAN AND THE BANK.

SECTION 5.04

RESIGNATION AND REMOVAL OF THE DEPOSITARY.

SECTION 5.05

THE CUSTODIAN.

SECTION 5.06

NOTICES AND REPORTS.

SECTION 5.07

ISSUANCE OF ADDITIONAL SHARES, ETC.

SECTION 5.08

INDEMNIFICATION.

SECTION 5.09

CHARGES OF DEPOSITARY.

SECTION 5.10

RETENTION OF DEPOSITARY DOCUMENTS.

ARTICLE 6.

AMENDMENT AND TERMINATION

SECTION 6.01

AMENDMENT.

SECTION 6.02

TERMINATION.

ARTICLE 7.

MISCELLANEOUS

SECTION 7.01

COUNTERPARTS.

SECTION 7.02

NO THIRD PARTY BENEFICIARIES.

SECTION 7.03

SEVERABILITY.

SECTION 7.04

HOLDERS AS PARTIES;  BINDING EFFECT.

SECTION 7.05

NOTICES.

SECTION 7.06

GOVERNING LAW.

SECTION 7.07

PROHIBITION OF ASSIGNMENT.

SECTION 7.08

COMPLIANCE WITH U.S. SECURITIES LAWS.

DEPOSIT AGREEMENT

DEPOSIT AGREEMENT dated as of November 28, 1995, as amended and restated as of September 6, 1996, as further amended and restated as of July 19, 1999, among THE GOVERNOR AND COMPANY OF THE BANK OF IRELAND, a corporation organized and existing under the laws of Ireland (herein called the Bank), THE BANK OF NEW YORK, a New York banking corporation (herein called the Depositary), and all Holders from time to time of American Depositary Receipts issued hereunder.

W I T N E S S E T H :

WHEREAS, the Bank desires to provide, as hereinafter set forth in this Deposit Agreement, for the deposit of Shares (as hereinafter defined) from time to time with the Depositary or with the Custodian (as hereinafter defined), as agent of the Depositary, for the purposes set forth in this Deposit Agreement, for the creation of American Depositary Shares representing the Shares so deposited and for the execution and delivery of American Depositary Receipts evidencing American Depositary Shares; and

WHEREAS, the American Depositary Receipts are to be substantially in the form of Exhibit A annexed hereto, with appropriate insertions, modifications and omissions, as hereinafter provided in this Deposit Agreement.

NOW, THEREFORE, in consideration of the premises, it is agreed by and between the parties hereto as follows:

ARTICLE 1.

DEFINITIONS

The following definitions shall for all purposes, unless otherwise clearly indicated, apply to the respective terms used in this Deposit Agreement:

Section 1.01

American Depositary Shares.

The term "American Depositary Shares" shall mean the securities representing the interests in the Deposited Securities and evidenced by Receipts issued pursuant to the terms and conditions of this Deposit Agreement. Each American Depositary Share shall represent the number of Shares specified in the form of Receipt, until there shall occur a distribution upon the Deposited Securities covered by Section 4.03 or a change in such Deposited Securities covered by Section 4.09 with respect to which additional Receipts are not executed and delivered, and thereafter the American Depositary Shares shall represent rights to receive the kind and amount of such Deposited Securities specified in or pursuant to such Sections.

Section 1.02

Bank.

The term "Bank" shall mean the Governor and Company of the Bank of Ireland, incorporated under the laws of Ireland, its successors and assigns.

Section 1.03

Bye-Laws.

The term "Bye-Laws" means the Bye-Laws of the Bank, as from time to time amended or supplemented.

Section 1.04

Charter.

The term "Charter" means the Charter and Acts Etc. of the Bank, as from time to time amended or supplemented.

Section 1.05

Commission.

The term "Commission" shall mean the Securities and Exchange Commission of the United States or any successor governmental agency in the United States.

Section 1.06

Consultation.

The term "consultation" shall include within its meaning the good faith attempt by the Depositary to discuss, if practicable, the relevant issue in a timely manner with a person employed by the Bank reasonably believed by the Depositary to be empowered by the Bank to engage in such discussion on behalf of the Bank.

Section 1.07

Custodian.

The term "Custodian" shall mean the Governor and Company of the Bank of Ireland having its head office at Lower Baggot Street, Dublin 2, Ireland, as agent of the Depositary for the purposes of this Deposit Agreement, and any other firm or corporation which may hereafter be appointed by the Depositary pursuant to the terms of Section 5.05, as substitute or additional custodian or custodians hereunder, as the context shall require and shall also mean all of them collectively.

Section 1.08

Deposit Agreement.

The term "Deposit Agreement" shall mean this Agreement, as the same may be amended from time to time in accordance with the provisions hereof.

Section 1.09

Depositary; Corporate Trust Office.

The term "Depositary" shall mean The Bank of New York, a New York banking corporation, and any successor, assign or transferee as depositary hereunder appointed or acting in accordance with Section 5.04 or Section 7.07 hereunder.  The term "Corporate Trust Office", when used with respect to the Depositary, shall mean the office of the Depositary which at the date of this Agreement is 101 Barclay Street, New York, New York 10286.

Section 1.10

Deposited Securities.

The term "Deposited Securities" as of any time shall mean, the Shares at such time deposited or deemed to be deposited under this Deposit Agreement and any and all other securities, property and cash received by the Depositary or the Custodian in respect thereof and at such time held hereunder, subject as to cash to the provisions of Section 4.06.

Section 1.11

Dollars; Euros.

The term "Dollars" shall mean the lawful currency for the time being of the United States of America. The term "Euros" shall mean the common currency of the participating member countries in the European Monetary Union.

Section 1.12

Foreign Registrar.

The term "Foreign Registrar" shall mean the Governor and Company of the Bank of Ireland, which is the entity that presently carries out the duties of registrar for the Shares or any successor as registrar for the Shares, and any other appointed agent of the Bank for the transfer and registration of Shares.

Section 1.13

Holder.

The term "Holder" shall mean the person or persons in whose name a Receipt is registered on the books of the Depositary maintained for such purpose.

Section 1.14

Receipts.

The term "Receipts" shall mean the American Depositary Receipts issued hereunder evidencing such American Depositary Shares.

Section 1.15

Registrar.

The term "Registrar" shall mean any bank or trust company having an office in the Borough of Manhattan, The City of New York, which shall be appointed to register Receipts and transfers, surrenders and cancellations of Receipts as herein provided.

Section 1.16

Securities Act of 1933.

The term "Securities Act of 1933" shall mean the United States Securities Act of 1933, as from time to time amended.

Section 1.17

Securities Exchange Act of 1934.

The term "Securities Exchange Act of 1934" shall mean the United States Securities Exchange Act of 1934, as from time to time amended.

Section 1.18

Shares; Ordinary Stock.

The terms "Shares" and "Ordinary Stock" shall mean Ordinary Stock in registered form of the Bank, nominal value as specified in the form of Receipt, heretofore validly issued and outstanding and fully paid, nonassessable and as to which any pre-emptive rights of the holders of outstanding Shares were validly exercised or waived or hereafter validly issued and outstanding and fully paid, nonassessable and as to which any pre-emptive rights of the holders of outstanding Shares will have been validly exercised or waived.

ARTICLE 2.

FORM OF RECEIPTS, DEPOSIT OF SHARES, EXECUTION AND DELIVERY, TRANSFER AND SURRENDER OF RECEIPTS

Section 2.01

Form and Transferability of Receipts.

Receipts shall be substantially in the form set forth in Exhibit A annexed to this Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided.  No Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose, unless such Receipt shall have been executed by the Depositary by the manual or facsimile signature of a duly authorized signatory of the Depositary, and if a Registrar (other than the Depositary) for the Receipts shall have been appointed pursuant to Section 5.01, countersigned by the manual or facsimile signature of a duly authorized signatory of the Registrar or any co-registrar. Such execution of any Receipt shall be conclusive evidence, and the only evidence, that such Receipt has been duly executed and delivered hereunder.  The Depositary shall maintain books on which each Receipt so executed and delivered as hereinafter provided and the transfer of each such Receipt shall be registered.  Receipts bearing the manual or facsimile signature of a duly authorized signatory of the Depositary or the Registrar who was at the time such signature was effected a proper signatory of the Depositary or the Registrar shall bind the Depositary or the Registrar or co-registrar as the case may be, notwithstanding that such signatory has ceased to hold such office prior to the execution and delivery of such Receipts by the Depositary or the Registrar or did not hold such office on the date of issuance of such Receipts.

The Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or modifications not inconsistent with the provisions of this Deposit Agreement as may be required by the Depositary or required to comply with any applicable law or regulations or with the rules and regulations of any securities exchange upon which American Depositary Shares may be listed or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject by reason of the date of issuance of the underlying Deposited Securities or otherwise.

Title to a Receipt (and to the American Depositary Shares evidenced thereby), when such Receipt is properly endorsed or accompanied by proper instruments of transfer, shall be transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that the Bank and the Depositary, notwithstanding any notice to the contrary, may treat the Holder thereof as the absolute owner thereof for the purpose of determining the person entitled to distribution of dividends or other distributions (including distributions upon the redemption thereof) or to any notice provided for in this Deposit Agreement and for all other purposes.

Section 2.02

Deposit of Shares.

Subject to the terms and conditions of this Deposit Agreement, Shares or evidence of rights to receive such Shares may be deposited by any person by delivery thereof to the Custodian hereunder, accompanied by any appropriate instrument or instruments of transfer, or endorsement, in form satisfactory to the Depositary or the Custodian, together with all such certifications as may be required by the Depositary or the Custodian in accordance with the provision of this Deposit Agreement, and, if the Depositary requires, together with a written order directing the Depositary to execute and deliver to, or upon the written order of, the person or persons stated in such order, a Receipt or Receipts for the number of American Depositary Shares representing such deposit.  No Share shall be accepted for deposit unless accompanied by evidence satisfactory to the Depositary that any necessary approval has been granted by the appropriate body, if any, governing the regulation of currency exchange under Irish law. If required by the Depositary, Shares presented for deposit at any time, whether or not the transfer books of the Bank or the Foreign Registrar, if applicable, are closed, shall also be accompanied by an agreement or assignment, or other instrument satisfactory to the Depositary, which will provide for the prompt transfer to the Custodian or its nominee of any dividend, or right to subscribe for additional Shares or to receive other property which any person in whose name such Shares are or have been recorded may thereafter receive upon or in respect of or upon redemption of such deposited Shares, or in lieu thereof, such agreement of indemnity or other agreement as shall be satisfactory to the Depositary.

At the request, risk and expense of any Holder and for the account of such Holder, the Depositary may receive certificates for Shares to be deposited, together with the other instruments herein specified, for the purpose of forwarding such Share certificates and other instruments to the Custodian for deposit hereunder.

Upon each delivery to a Custodian of a certificate or certificates for Shares to be deposited hereunder, together with the other documents above specified, the Custodian shall take action to, as soon as transfer and recordation can be accomplished, present such certificate or certificates to the Bank or the Foreign Registrar, if applicable, for registration of, or registration of transfer of, the Shares being deposited in the name of the Depositary or its nominee or such Custodian or its nominee.

Deposited Securities shall be held by the Depositary or by the Custodian or its nominee for the account and to the order of the Depositary, at such place or places as the Depositary shall determine.

Section 2.03

Execution and Delivery of Receipts.

Upon receipt by any Custodian of any Shares deposited pursuant to Section 2.02 hereunder (and in addition, if the transfer books of the Bank or the Foreign Registrar, if applicable, are open, the Depositary may require a proper acknowledgment or other evidence from the Bank that any Deposited Securities have been recorded upon the books of the Bank or the Foreign Registrar, if applicable, in the name of the Depositary or its nominee or such Custodian or its nominee), together with the other documents required as above specified, the Custodian shall notify the Depositary of such deposit and the person or persons to whom or upon whose written order a Receipt or Receipts are deliverable in respect thereof and the number of American Depositary Shares to be evidenced thereby.  Such notification shall be made by letter or, at the request, risk and expense of the person making the deposit, by cable, telex or facsimile transmission.  Upon receiving such notice from such Custodian, or upon the receipt of Shares by the Depositary, the Depositary, subject to the terms and conditions of this Deposit Agreement, shall execute and deliver at its Corporate Trust Office, to or upon the order of the person or persons named in the notice delivered to the Depositary, a Receipt or Receipts, registered in the name or names of, and evidencing any authorized number of American Depositary Shares requested by, such person or persons, but only upon payment to the Depositary by such person or persons of the fee of the Depositary for the execution and delivery of such Receipt or Receipts as provided in Section 5.09, and of all taxes, duties and other governmental charges and fees payable in connection with such deposit and the transfer of the Deposited Securities.

Section 2.04

Transfer of Receipts; Combination and Split-up of Receipts.

The Depositary, subject to the terms and conditions of this Deposit Agreement, shall register transfers of Receipts on its transfer books from time to time, upon any surrender at any of its designated transfer offices of a Receipt, by the Holder in person or by a duly authorized attorney, properly endorsed or accompanied by proper instruments of transfer, and duly stamped as may be required by applicable law.  Thereupon the Depositary shall execute a new Receipt or Receipts and deliver the same to or upon the order of the person entitled thereto.

The Depositary, subject to the terms and conditions of this Deposit Agreement, shall upon surrender at any of its designated transfer offices of a Receipt or Receipts for the purpose of effecting a split-up or combination of such Receipt or Receipts, execute and deliver a new Receipt or Receipts for any authorized number of American Depositary Shares requested, evidencing the same aggregate number of American Depositary Shares as those evidenced by the Receipt or Receipts surrendered.

The Depositary may appoint one or more co-transfer agents, with the Bank's written consent, and shall appoint one or more co-transfer agents at the Bank's written request, for the purpose of effecting transfers, combinations and split-ups of Receipts at designated transfer offices on behalf of the Depositary.  In carrying out its functions, a co-transfer agent may require evidence of authority and compliance with applicable laws and other requirements by Holders or persons entitled to Receipts and will be entitled to protection and indemnity to the same extent as the Depositary; provided, that any appointment of one or more co-transfer agents shall in no way relieve the Depositary of its obligations to the Bank or the Holders under this Deposit Agreement.

Section 2.05

Surrender of Receipts and Withdrawal of Shares.

Upon surrender at the Corporate Trust Office of the Depositary of a Receipt for the purpose of withdrawal of the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, and upon payment of the fee of the Depositary for the cancellation of Receipts as provided in Section 5.09 and payment of all taxes, duties and other governmental charges payable in connection with delivery of Deposited Securities against surrender of Receipts, and subject to the terms and conditions of this Deposit Agreement, and the Charter and Bye-Laws, the Holder of such Receipt shall be entitled to delivery, to him or upon his order, of the amount of Deposited Securities at the time represented by the American Depositary Shares evidenced by such Receipt.  Delivery of such Deposited Securities may be made by the delivery of (a) certificates in the name of such Holder or as ordered by him or certificates properly endorsed or accompanied by proper instruments of transfer to such Holder or as ordered by him and (b) any other securities, property and cash to which such Holder is then entitled together with any transfer or assignment related thereto given pursuant to Section 2.02 in respect of such Receipts to such Holder or as ordered by him.  Such delivery shall be made, as hereinafter provided, without unreasonable delay.

A Receipt surrendered for such purposes may be required by the Depositary to be properly endorsed in blank or accompanied by proper instruments of transfer in blank, and if the Depositary so requires, the Holder thereof shall execute and deliver to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be delivered to or upon the written order of a person or persons designated in such order.  Thereupon the Depositary shall direct the Custodian to deliver at the Dublin office of such Custodian, subject to Sections 2.06, 3.01 and 3.02 and pursuant to the other terms and conditions of this Deposit Agreement, to or upon the written order of the person or persons designated in the order delivered to the Depositary as above provided, the amount of Deposited Securities at the time represented by the American Depositary Shares evidenced by such Receipt, except that the Depositary may make delivery to such person or persons at the Corporate Trust Office of the Depositary of any cash, dividends, distributions or rights with respect to the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, or of any proceeds of sale of any such cash dividends, distributions or rights, which may at the time be held by the Depositary.

Subject to Section 4.04 hereof, at the request, risk and expense of any Holder so surrendering a Receipt, and for the account of such Holder, the Depositary shall direct the Custodian to forward any cash, rights or other property comprising, and forward any certificate or certificates and other proper documents of title for, the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt to the Depositary for delivery at the Corporate Trust Office of the Depositary for the account of such Holder.  Such direction shall be given by letter or, at the request, risk and expense of such Holder, by cable, telex or facsimile transmission.

Section 2.06

Limitations on Execution and Delivery, Transfer and Surrender of Receipts.

As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any Receipt or transfer or withdrawal of any Deposited Securities, the Depositary, Custodian or Registrar may require payment from the depositor of Shares or the presenter of the Receipt of a sum sufficient to reimburse it for any tax, duty or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax, duty or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees as herein provided, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with such reasonable regulations, if any, the Depositary may establish consistent with the provisions of this Deposit Agreement, including, without limitation, Section 7.08.

The delivery of Receipts against deposits of Shares generally or against deposits of particular Shares may be suspended, or the registration of transfer of Receipts in particular instances may be refused, or the registration of transfer of outstanding Receipts generally may be suspended, during any period when the transfer books of the Depositary are closed, or if any such action is deemed necessary or advisable by the Depositary or the Bank at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of this Deposit Agreement, the Charter or Bye-Laws, or for any other reason, subject to the provisions of the following sentence and of Section 7.08 hereof.  Notwithstanding any other provision of this Deposit Agreement and of the Receipts, the surrender of outstanding Receipts and withdrawal of Deposited Securities may not be suspended, subject only to (i) temporary delays caused by closing the transfer books of the Depositary or the Bank or the deposit of Shares in connection with voting at a General Court of Stockholders, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and (iii) compliance with any Irish, U.S. or other applicable foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities.  Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under this Deposit Agreement any Shares required to be registered under the provisions of the Securities Act of 1933, unless a registration statement is in effect as to such Shares.  The Depositary will comply with written instructions from the Bank requesting that the Depositary not accept for deposit hereunder any Shares identified in such instructions in order to facilitate the Bank's compliance with the U.S. securities laws.

Section 2.07

Lost Receipts, etc.

In case any Receipt shall be mutilated, destroyed, lost or stolen, the Depositary shall execute and deliver a new Receipt of like tenor in exchange and substitution for such mutilated Receipt upon cancellation thereof, or in lieu of and in substitution for such destroyed, lost or stolen Receipt.  Before the Depositary shall execute and deliver a new Receipt in substitution for a destroyed, lost or stolen Receipt, the Holder thereof shall have (a) filed with the Depositary (i) a request for such execution and delivery before the Depositary has notice that the Receipt has been acquired by a bona fide purchaser and (ii) a sufficient indemnity bond and (b) satisfied any other reasonable requirements imposed by the Depositary.

Section 2.08

Cancellation and Destruction of Surrendered Receipts.

All Receipts surrendered to the Depositary shall be cancelled by the Depositary.  The Depositary is authorized to destroy Receipts so cancelled seven years after such cancellation.

Section 2.09

Pre-Release of Receipts.

Notwithstanding Section 2.03 hereof, the Depositary may execute and deliver Receipts prior to the receipt of Shares pursuant to Section 2.02 ("Pre-Release").  The Depositary may, pursuant to Section 2.05, deliver Shares upon the receipt and cancellation of Receipts which have been Pre-Released, whether or not such cancellation is prior to the termination of such Pre-Release or the Depositary knows that such Receipt has been Pre-Released.  The Depositary may receive Receipts in lieu of Shares in satisfaction of a Pre-Release.  Each Pre-Release will be (a) preceded or accompanied by a written representation from the person to whom Receipts are to be delivered that such person, or its customer, owns the Shares or Receipts to be remitted, as the case may be, (b) at all times fully collateralized with cash or such other collateral as the Depositary deems appropriate, (c) terminable by the Depositary on not more than five (5) business days notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate.  The number of American Depositary Shares which are outstanding at any time as a result of Pre-Releases will not normally exceed thirty percent (30%) of the Shares deposited hereunder; provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate.

The Depositary may retain for its own account any compensation received by it in connection with the foregoing.

ARTICLE 3.

CERTAIN OBLIGATIONS OF HOLDERS OF RECEIPTS

Section 3.01

Filing Proofs, Certificates and Other Information.

Any person presenting Shares for deposit or any Holder of a Receipt may be required from time to time to file with the Depositary or the Custodian such proof of citizenship or residence, exchange control approval, or such information relating to the registration on the books of the Bank or the Foreign Registrar, if applicable, to execute such certificates and to make such representations and warranties, as the Depositary may deem necessary or proper or as the Bank may require by written request to the Depositary or the Custodian.  The Depositary may withhold the delivery or registration of transfer of any Receipt or the distribution of any dividend or sale or distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities pertaining to such Receipt until such proof or other information is filed or such certificates are executed or such representations and warranties made. Copies of any such proofs of citizenship or residence, exchange control approval, legal or beneficial ownership which the Depositary receives shall be provided by the Depositary to the Bank upon the Bank's written request.

Section 3.02

Liability of Holder for Taxes.

If any tax, duty or other governmental charge shall become payable by the Depositary or the Custodian or its nominee with respect to any Receipt or any Deposited Securities represented by any Receipt, such tax, duty or other governmental charge shall be payable by the Holder of such Receipt to the Depositary.  The Depositary may refuse to effect registration of any transfer of such Receipt or any withdrawal of Deposited Securities represented by American Depositary Shares evidenced by such Receipt until such payment is made, and may withhold any cash dividends or other cash distributions in respect of such Deposited Securities, or may sell for the account of the Holder thereof any part or all of the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, and may apply such cash dividends or other cash distributions or the proceeds of any such sale in payment of any such tax, duty or other governmental charge and the Holder of such Receipt shall remain liable for any deficiency.

Section 3.03

Warranties on Deposit of Shares.

Every person depositing Shares under this Deposit Agreement shall be deemed thereby to represent and warrant that such Shares and each certificate therefor are validly issued, fully paid, nonassessable and that any preemptive rights of the holders of outstanding Shares were validly waived or exercised and that the person making such deposit is duly authorized so to do.  Every such person shall also be deemed to represent (i) that the Shares presented for deposit are not, and the Receipts issuable upon such deposit will not be, restricted securities within the meaning of Rule 144(a)(3) under the Securities Act of 1933 and (ii) that the deposit of such Shares and the sale of Receipts evidencing American Depositary Shares representing such Shares by that person does not and will not violate the Securities Act of 1933.  Such representations and warranties shall survive the deposit of Shares and issuance of Receipts.

Section 3.04

Disclosure of Interests.

The Bank from time to time may request Holders to provide information as to the capacity in which they own Receipts, the nature and extent of such ownership and certain other matters.  Notwithstanding any other provision of this Deposit Agreement, each Holder agrees to comply with requests made by the Depositary or the Bank, which are made pursuant to this Section to disclose, among other things, whether he is the beneficial owner of the American Depositary Shares of which he is the registered holder and, if he is not the beneficial owner of any or all of such American Depositary Shares, to disclose and specify every person in trust for whom or on whose behalf the Holder holds the same.  Where any Holder has been required to make such disclosure and has failed to do so within 30 days after being required to do so, the Holders agree that the Bank may prohibit such Holder from attending, or exercising voting power, either personally or by proxy, over the Ordinary Stock underlying the American Depositary Shares held by such Holder in respect of which such request for disclosure was made (the "Default Shares" which expression includes any further American Depositary Shares which are issued in respect of such Default Shares) at any General Court of the Bank or to exercise any other rights conferred by membership in relation to General Courts of the Bank unless and until he has made such disclosure and, if such Default Shares represent at least five percent (5%) (or such other percentage as may be determined under the provisions of Section 70 of the Companies Act 1990) of the Ordinary Stock then in issue, the Bank may retain any dividends (or part thereof) or any moneys otherwise payable on the Ordinary Stock underlying such Default Shares and the Depositary may, and at the request of the Bank shall, not register any transfer of such Default Shares.  The Depositary agrees to forward to the Holder any such requests received from the Bank and to use its reasonable best efforts to take any other reasonable and practicable actions specified by the Bank to obtain such information and to effect the limitations described in the previous sentence.

There are no restrictions under the Charter and Bye-Laws of the Bank or under Irish law, as currently in effect, which limit the right of non-Irish resident holders of Shares to hold, or freely to vote, Shares.

ARTICLE 4.

THE DEPOSITED SECURITIES

Section 4.01

Cash Distributions.

(a)

Whenever the Depositary shall receive any cash dividend or other cash distribution by the Bank on any Deposited Securities in a currency other than Dollars, the Depositary shall, subject to the provisions of Section 4.06, promptly convert such dividend or distribution into Dollars and shall distribute the amount thus received (net of the expenses of the Depositary as provided in Section 5.09, if applicable), to the Holders entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively; provided, however, that in the event that the Bank or the Depositary shall be required to withhold and does withhold from such cash dividend or such other cash distribution an amount on account of taxes, the amount distributed to the Holder of the Receipts evidencing American Depositary Shares representing such Deposited Securities shall be reduced accordingly.  The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Holder a fraction of one cent, and any balance not so distributable shall be held by the Depositary (without liability for interest thereon) and shall be added to and become part of the next sum received by the Depositary for distribution to Holders of Receipts then outstanding.  The Bank or its agent will remit to the appropriate governmental agency in Ireland all amounts withheld by the Bank and owing to such agency.  The Depositary or its agents will remit to the appropriate governmental authority or agency in Ireland all amounts required to be withheld by the Depositary and owing to such agency.  The Depositary will forward to the Bank or its agent such information from its records as the Bank may reasonably request to enable the Bank or its agent to file necessary reports with governmental agencies, and the Depositary or the Bank or its agent may file any such reports necessary to obtain benefits under the applicable tax treaties for the Holders of Receipts.

(b)

A failure by a Holder to comply with the provisions outlined in Section 3.04 may result in retention by the Bank of the dividends otherwise payable on the Default Shares held by that Holder and the rights described in this Section 4.01 to receive dividends payable on Deposited Securities underlying such Receipts.

Section 4.02

Distributions Other Than Cash, Shares or Rights.

Subject to the provisions of Section 4.12 and 5.09, whenever the Depositary shall receive any distribution other than a distribution described in Sections 4.01, 4.03 or 4.04, the Depositary shall cause the securities or property received by it to be distributed promptly to the Holders entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution; provided, however, that, if in the opinion of the Depositary such distribution cannot be made proportionately among the Holders entitled thereto, or if for any other reason (including, but not limited to, any requirement that the Bank or the Depositary withhold an amount on account of taxes or other governmental charges or that securities that have been distributed must be registered under the Securities Act of 1933 in order to be distributed to Holders) the Depositary, after consultation with the Bank, deems such distribution not to be feasible, the Depositary may adopt, with the Bank's approval, which approval shall not be unreasonably withheld, such method as it may deem equitable and practicable for the purpose of effecting such distribution, including, but not limited to, the public or private sale of any securities or property thus received, or any part thereof, and the net proceeds of any such sale (net of the fees of the Depositary as provided in Section 5.09) shall be distributed by the Depositary to the Holders entitled thereto as in the case of a distribution received in cash.

Section 4.03

Distributions in Shares.

If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary may, with the Bank's approval, and shall if the Bank shall so request, distribute promptly to the Holders of outstanding Receipts entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, additional Receipts of the corresponding Series evidencing an aggregate number of American Depositary Shares of the corresponding Series representing the number of Shares received as such dividend or free distribution, subject to the terms and conditions of the Deposit Agreement with respect to the deposit of Shares and the issuance of American Depositary Shares evidenced by Receipts, including the withholding of any tax or other governmental charge as provided in Section 4.12 and the payment of the fees of the Depositary as provided in Section 5.09.  In lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary shall sell the amount of Shares represented by the aggregate of such fractions and distribute as promptly as practicable the net proceeds, all in the manner and subject to the conditions described in Section 4.01.  If additional Receipts are not so distributed, each American Depositary Share shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby.

Section 4.04

Rights.

In the event that the Bank shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary shall, after consultation with the Bank and subject to the terms of the rights and all applicable legislation and regulations, have discretion as to the procedure to be followed in making such rights available to Holders of Receipts or in disposing of such rights on behalf of such Holders and making the net proceeds as promptly as practicable available in Dollars to such Holders or, if by the terms of such rights offering or, for any other reason, the Depositary may not either make such rights available to Holders or dispose of such rights and make the net proceeds available to such Holders, then the Depositary shall allow the rights to lapse; provided, however, that the Depositary will, if requested by the Bank, take action as follows:

(i)

if at the time of the offering of any rights the Depositary determines that it is lawful and feasible to make such rights available to Holders by means of warrants or otherwise, the Depositary shall distribute promptly, to the Holders entitled thereto, warrants or other instruments therefor in such form as it may determine, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them, respectively, or employ such other method as it may deem feasible in order to facilitate the exercise, sale or transfer of rights by such Holders; or

(ii)

if at the time of the offering of any rights the Depositary determines that it is not lawful and feasible to make such rights available to Holders by means of warrants or otherwise, or if the rights represented by such warrants or such other instruments are not exercised and appear to be about to lapse, the Depositary in its discretion, after consultation with the Bank, may sell such rights or such warrants or other instruments at public or private sale, at such place or places and upon such terms as it may deem proper, and may allocate the proceeds of such sales for the accounts of the Holders otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practicable basis without regard to any distinctions among such Holders because of exchange restrictions, the date of delivery of any Receipt or Receipts or otherwise.

If registration under the Securities Act of 1933 of the securities to which any rights relate is required in order for the Bank to offer such rights to Holders and sell the securities represented by such rights, the Depositary will not offer any such rights to Holders unless and until such a registration statement is in effect, or unless the offering and sale of such securities to the Holders of such Receipts are exempt from or not subject to registration under the provisions of such Act.  Nothing in this Section 4.04 or elsewhere in this Deposit Agreement shall create, or be construed to create, any obligation on the part of the Bank to file a registration statement with the Commission or endeavor to have such a registration statement declared effective so as to allow rights to be made available to Holders of the Receipts.

Section 4.05

Dividends in Cash or Shares.

Whenever the Depositary shall receive notice from the Bank of the declaration of a dividend or other distribution on Deposited Securities payable in Shares or cash at the election of each holder of Shares or, if no such election is made, payable in Shares or in cash as provided in the instruments governing such dividend or other distribution, the Depositary shall, upon the written request of the Bank and subject to Section 5.07, mail to the Holders a notice, the form of which shall be in the discretion of the Depositary, which shall contain (a) such information as is contained in the notice received by the Depositary from the Bank and (b) a statement that each of the Holders as of the close of business on a specified date will be entitled, subject to any applicable provisions of law, including any applicable provisions of Irish law, the Charter and Bye-Laws of the Bank or the instruments governing such dividend or distribution, to instruct the Depositary as to the manner in which such Holder elects to receive such dividend or distribution.  Upon the written request of a Holder on such record date, received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor, in so far as practicable to make the election in accordance with the instructions set forth in such request, and to distribute cash or Shares, as the case may be, in accordance with the terms of Section 4.01 or Section 4.03, respectively, to the Holders entitled thereto.  If the Depositary does not receive timely  instructions from any Holder as to such Holder's election, the Depositary shall make no election with respect to the Deposited Securities represented by such Holder's American Depositary Shares and shall distribute such Shares or cash so received, if any, in respect of such Deposited Securities in accordance with the preceding sentence.

Section 4.06

Conversion of Foreign Currency.

Whenever the Depositary shall receive foreign currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the foreign currency so received can in the reasonable judgment of the Depositary be converted on a reasonable basis into Dollars and the resulting Dollars transferred to the United States, the Depositary shall convert or cause to be converted, by sale or in any other manner that it may determine, such foreign currency into Dollars, and such Dollars shall be distributed to the Holders entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such Dollars, then to the holders of such warrants and/or instruments upon surrender thereof for cancellation.  Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Holders on account of exchange restrictions, the date of delivery of any Receipt or otherwise and shall be net of any expenses of conversion into Dollars incurred by the Depositary as provided in Section 5.09.

If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall promptly file such application for approval or license, if any, as it may deem desirable.

If at any time the Depositary shall determine that in its judgment any foreign currency received by the Depositary is not convertible on a reasonable basis into Dollars distributable to the Holders entitled thereto and transferable to the United States, or if any approval or license of any government or agency thereof which is required for such conversion is denied (or in the opinion of the Depositary is not obtainable) or if any such approval or license is not obtained within a reasonable period as determined by the Depositary (in each case after consultation with the Bank), the Depositary may distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) received by the Depositary to, or in its discretion may hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of, the Holders entitled to receive the same.

If any such conversion of foreign currency, in whole or in part, cannot be effected for distribution to some of the Holders entitled thereto, the Depositary may in its discretion make such conversion and distribution in Dollars to the extent permissible to the Holders entitled thereto and may distribute the balance of the foreign currency received by the Depositary to, or hold such balance uninvested and without liability for interest thereon for the respective accounts of, the Holders entitled thereto.

Section 4.07

Fixing of Record Date.

Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever for any reason the Depositary gives effect to a change in the number of Shares that are represented by each American Depositary Share, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, the Depositary shall, after consultation with the Bank,  fix a record date, which date shall, to the extent practicable, be the same record date fixed by the Bank (a) for the determination of the Holders who shall be (i) entitled to receive such dividend, distribution, or rights or the net proceeds of the sale thereof or (ii) entitled to give instructions for the exercise of voting rights at any such meeting, or (b) on or after which each American Depositary Share will represent the changed number of Shares.  The Depositary will use its best efforts to fix a record date that will coincide with the record date fixed by the Bank; however, if a coinciding record date is not practicable, the Depositary will fix a record date as near as practicable to the record date set by the Bank.  Subject to the provisions of Sections 4.01 through 4.05 and to the other terms and conditions of this Deposit Agreement, the Holders on such record date shall be entitled, as the case may be, to receive the amount distributable by the Depositary with respect to such dividend or other distribution or such rights or the net proceeds of sale thereof in proportion to the number of American Depositary Shares held by them respectively and to give voting instructions and to act in respect of any other such matter.

Section 4.08

Voting of Deposited Securities.

(a)

As soon as practicable after receipt from the Bank of notice of any meeting or solicitation of consents or proxies of holders of Shares or other Deposited Securities, if requested in writing by the Bank, the Depositary shall mail to the Holders of the American Depositary Shares a notice containing (i) such information as is contained in such notice of meeting (or a summary thereof), (ii) a statement that each Holder at the close of business on a specified record date will be entitled, subject to any applicable provisions of law, including any provisions of the laws of Ireland, the Charter and Bye-Laws and the provisions of or governing Deposited Securities, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the number of Shares or other Deposited Securities represented by the American Depositary Shares evidenced by such Holders' Receipts and (iii) a statement as to the manner in which such instructions may be given, including, when applicable, an express indication that instructions may be given (or, if applicable, deemed given in accordance with paragraph (b) of this Section if no instruction is received) to the Depositary to give a discretionary proxy to a person designated by the Bank.  Upon the written request of a Holder on such record date, received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor insofar as practicable and permitted under any applicable provisions of law, including any provisions of the laws of Ireland, the Charter and Bye-Laws and the provisions of or governing Deposited Securities, to vote or cause to be voted (or to grant a discretionary proxy to a person designated by the Depositary as identified by the Bank to vote) the number of Shares or other Deposited Securities represented by the American Depositary Shares evidenced by such Holder's Receipts in accordance with any instructions set forth in such request; provided that the Depositary, unless specifically instructed by a Holder or Holders of Receipts representing not less than 10% of the total voting rights of all Holders of Receipts, shall not join in demanding a poll.  The Depositary shall not itself exercise any voting discretion over any Deposited Securities.

(b)

Unless the Bank shall request in writing to the contrary, if no instructions are received by the Depositary from any Holder with respect to any of the Deposited Securities represented by the American Depositary Shares evidenced by such Holder's Receipts on or before the date established by the Depositary for such purpose, the Depositary shall deem such Holder to have instructed the Depositary to give a discretionary proxy to a person designated by the Depositary as identified by the Bank in the form of proxy with respect to such Deposited Securities and the Depositary shall give a discretionary proxy to such person to vote such Deposited Securities, provided that no such instruction shall be deemed given and no such discretionary proxy shall be given with respect to any matter if prior to such vote, the Bank shall have consulted with the Depositary and shall have informed the Depositary that as to such matter (x) the Bank does not wish such proxy to be given, (y) substantial opposition exists or (z) such matter materially and adversely affects the rights of holders of Shares or Holders of Receipts.

(c)

A failure by a Holder to comply with the provisions outlined in Section 3.04 may result in withdrawal of the voting rights of the Shares underlying the Default Shares held by that Holder and the rights described in this Section 4.08 to direct the voting of Deposited Securities underlying such Receipts.

Section 4.09

Changes Affecting Deposited Securities.

In circumstances where the provisions of Section 4.03 do not apply, upon any change in nominal value, change in par value, split-up, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Bank or to which it is a party, any securities which shall be received by the Depositary or a Custodian in exchange for or in conversion of or in respect of such Deposited Securities, shall be treated as new Deposited Securities under this Deposit Agreement, and American Depositary Shares theretofore representing the Deposited Securities in respect of which such securities are received shall thenceforth represent the new Deposited Securities so received in exchange or conversion, unless additional Receipts are delivered pursuant to the following sentence.  In any such case the Depositary may, and shall if the Bank shall so request, execute and deliver additional Receipts as in the case of a dividend in Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities.

Section 4.10

Reports.

The Depositary shall make available for inspection by Holders of Receipts, at its Corporate Trust Office and at any other designated transfer offices any reports and communications, including any proxy material, received from the Bank which are both (a) received by the Depositary or its nominee or nominees as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Bank.  The Depositary shall also send to the Holders copies of such reports when furnished by the Bank pursuant to Section 5.06.  Any such reports and communications, including any such proxy soliciting material, furnished to the Depositary by the Bank shall be furnished in English, to the extent such materials are required to be translated into English pursuant to any regulations of the Commission.

Section 4.11

Lists of Holders.

Promptly upon request by the Bank, the Depositary shall furnish to it a list, as of a date specified by the Bank, of the names, addresses and holdings of American Depositary Shares by all persons in whose names Receipts are registered on the books of the Depositary.

Section 4.12

Withholding.

In the event that the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax, duty or other governmental charge which the Depositary is obligated to withhold, the Depositary may by public or private sale dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay any such taxes, duties or other governmental charges and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes, duties or other governmental charges to the Holders entitled thereto in proportion to the number of American Depositary Shares held by them respectively.

Section 4.13

Available Information.

The Bank is subject to the periodic reporting requirements of the Securities Exchange Act of 1934 and, accordingly, files certain reports with the Securities and Exchange Commission.  Such reports and communications will be available for inspection and copying at the public reference facilities maintained by the Commission located at 450 Fifth Street, N.W., Washington, D.C. 20549.

ARTICLE 5.

THE DEPOSITARY, THE CUSTODIANS AND THE BANK

Section 5.01

Maintenance of Office and Transfer Books by the Depositary.

Until termination of this Deposit Agreement in accordance with its terms, the Depositary shall maintain in the Borough of Manhattan, The City of New York, facilities for the execution and delivery, registration, registration of transfers and surrender of Receipts in accordance with the provisions of this Deposit Agreement.

The Depositary shall keep books for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by the Holders of such Receipts and the Bank, provided that such inspection shall not be for the purpose of communicating with Holders of such Receipts in the interest of a business or object other than the business of the Bank or a matter related to this Deposit Agreement, the Charter and Bye-Laws or the Receipts or Shares.

The Depositary may subject to Section 2.06 close the transfer books with respect to the Receipts (a) at any time or from time to time, after consultation with the Bank, when deemed expedient by it in connection with the performance of its duties hereunder, or (b) at the request of the Bank, subject in all cases to Section 7.08 hereof.

If any Receipts or the American Depositary Shares evidenced thereby are listed on one or more stock exchanges in the United States, the Depositary shall act as Registrar or appoint a Registrar or one or more co-registrars, with the written consent of the Bank, for registration of such Receipts in accordance with any requirements of such exchange or exchanges.  Such Registrar or co-registrars may be removed and a substitute or substitutes appointed by the Depositary upon the request or with the approval of the Bank; provided, that the appointment of any such Registrar or co-registrar shall in no way relieve the Depositary of its obligations under this Deposit Agreement to the Holders or the Bank.

The Bank shall have the right to inspect transfer and registration records of the Depositary relating to Receipts, to take copies thereof and to require the Depositary, the Registrar and any co-transfer agents or co-registrars to supply copies of such portions of such records as the Bank may request.

Section 5.02

Prevention or Delay in Performance by the Depositary or the Bank.

Neither the Depositary nor the Bank shall incur any liability to any Holder of any Receipt, if by reason of any provision of any present or future law or regulation of the United States or Ireland or any other provision of applicable law, or of any governmental or regulatory authority or stock exchange, or by reason of any provision, present or future, of the Charter or Bye-Laws, or by reason of any act of God or war or other circumstances beyond the control of either of them, the Depositary or the Bank shall be prevented or forbidden from, or be subject to any civil or criminal penalty on account of, doing or performing any act or thing which by the terms of this Deposit Agreement it is provided shall be done or performed; nor shall the Depositary or the Bank incur any liability to any Holder of any Receipt by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of this Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement.  Where, by the terms of a distribution pursuant to Sections 4.01, 4.02, or 4.03 of the Deposit Agreement, or an offering or distribution pursuant to Section 4.04 of the Deposit Agreement, or for any other reason, such distribution or offering may not be made available to Holders, and the Depositary may not dispose of such distribution or offering on behalf of such Holders and make the net proceeds available to such Holders, then the Depositary shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse.

Section 5.03

Obligations of the Depositary, the Custodian and the Bank.

The Bank assumes no obligation nor shall it be subject to any liability under this Deposit Agreement to Holders of Receipts, except that it agrees to perform its obligations specifically set forth in this Deposit Agreement without negligence or bad faith.

The Depositary assumes no obligation nor shall it be subject to any liability under this Deposit Agreement to any Holder of any Receipt (including, without limitation, liability with respect to the validity or worth of the Deposited Securities), except that it agrees to perform its obligations specifically set forth in this Deposit Agreement without negligence or bad faith.

The Depositary undertakes that it shall not (i) sell Deposited Securities held by it as Depositary, or (ii) deliver Deposited Securities, except as expressly contemplated in the Deposit Agreement.  The Depositary undertakes that it shall not pledge the Deposited Securities of the Bank held by it as Depositary.

Neither the Depositary nor the Bank shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability shall be furnished as often as may be required, and the Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary.

Neither the Depositary nor the Bank shall be liable for any action or nonaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder or any other person believed by it in good faith to be competent to give such advice or information.

The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without negligence or bad faith while it acted as Depositary.

The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or for the effect of any such vote, provided that any such action or nonaction is in good faith.

The appointment of any Custodian, Registrar, co-registrar, transfer agent or co-transfer agent pursuant to this Deposit Agreement shall in no way relieve the Depositary of its obligations under this Deposit Agreement to Holders or to the Bank.

No disclaimer of liability under the Securities Act of 1933 is intended by any provision of this Deposit Agreement.

Section 5.04

Resignation and Removal of the Depositary.

The Depositary may at any time resign as Depositary hereunder by written notice of its election so to do delivered to the Bank, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

The Depositary may at any time be removed as Depositary by the Bank by written notice of such removal effective upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

In case at any time the Depositary acting hereunder shall resign or be removed, the Bank shall use its best efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, The City of New York.  Every successor depositary shall execute and deliver to its predecessor and to the Bank an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor provided, that such predecessor Depositary shall not be discharged from its obligations to the Bank under Section 5.08 and such predecessor, nevertheless, upon payment of all sums due it and on the written request of the Bank shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder shall duly assign, transfer and deliver all right, title and interest in the Deposited Securities to such successor, and shall deliver to such successor a list of the Holders of all outstanding Receipts, together with copies of such records in relation to the Receipts as the Bank may reasonably request.  Any such successor depositary shall promptly mail notice of its appointment to such Holders.

Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

Section 5.05

The Custodian.

The Depositary has appointed the Governor and the Company of the Bank of Ireland as Custodian and agent to the Depositary for the purposes of this Deposit Agreement.  The Custodian or its successors in acting hereunder shall be subject at all times and in all respects to the directions of the Depositary and shall be responsible solely to it and the Depositary undertakes to procure compliance by the Custodian with the applicable provisions of this Deposit Agreement.  Any Custodian may resign and be discharged from its duties hereunder by notice of such resignation delivered to the Depositary at least 30 days prior to the date on which such resignation is to become effective.  The Depositary or the Bank may discharge any Custodian at any time upon notice to the Custodian being discharged.  If, however, upon such notice of resignation or discharge there shall be no Custodian acting hereunder, the Depositary shall, promptly after receiving such notice or upon the receipt of any such notice by the Custodian as the case may be, with the consent of the Bank, appoint a substitute custodian or custodians, each of which shall thereafter be a Custodian hereunder.  Whenever the Depositary in its discretion determines that it is in the best interest of the Holders to do so, it (a) may, with the consent of the Bank or (b) shall at the Bank's written request, appoint a substitute or additional custodian or custodians, which shall thereafter be one of the Custodians hereunder.  Upon demand of the Depositary, the previous Custodian shall deliver such of the Deposited Securities held by it as are requested of it to any other Custodian or such substitute or additional custodian or custodians.  Each such substitute or additional custodian shall deliver to the Depositary, forthwith upon its appointment, an acceptance of such appointment satisfactory in form and substance to the Depositary and the Bank.  Immediately upon any such change, the Depositary shall give notice thereof in writing to all Holders.

Upon the appointment of any successor Depositary, the Custodian then acting hereunder shall forthwith become, without any further act or writing, the agent hereunder of such successor depositary and the appointment of such successor depositary shall in no way impair the authority of the Custodian hereunder; but such successor depositary so appointed shall, nevertheless, on the written request of such Custodian, execute and deliver to such Custodian all such instruments as may be proper to give to such Custodian full and complete power and authority as such agent hereunder of such successor depositary.

Section 5.06

Notices and Reports.

On or before the first date on which the Bank gives notice, by publication or otherwise, of any meeting at which holders of Shares or other Deposited Securities, or of any adjourned meeting of such holders, or of the taking of any action in respect of any cash or other distributions or the offering of any rights, the Bank agrees to transmit to the Depositary and the Custodian a copy of the notice thereof in the form given or to be given to holders of Shares or other Deposited Securities.

The Bank will arrange for the prompt transmittal by the Bank to the Depositary and the Custodian of such notices and any other reports and communications which are made generally available by the Bank to holders of its Shares.  If requested in writing by the Bank, the Depositary will arrange for the mailing, at the Bank's expense, of copies of such notices, reports and communications to all Holders of Receipts or, at the request of the Bank, make such notices, reports and other communications available to all Holders of Receipts on a basis similar to that for holders of Shares or other Deposited Securities, or on such other basis as the Bank may advise the Depositary may be required by any applicable law, regulation or stock exchange requirement.  The Bank will timely provide the Depositary with the quantity of such notices, reports, and communications, as requested by the Depositary from time to time, in order for the Depositary to effect such mailings.

Section 5.07

Issuance of Additional Shares, etc.

The Bank agrees that it will take all steps reasonably necessary to ensure that no violation by the Bank of the Securities Act of 1933 (or any applicable state securities law) will result from any issuance of (i) additional Shares, (ii) rights to subscribe for Shares, (iii) securities convertible into or exchangeable for Shares, or (iv) rights to subscribe for any such securities. In the event of such an issuance of additional Shares pursuant to the terms of the preceding sentence, the Bank shall promptly give notice, pursuant to this Agreement, to the Depositary of the occurrence of such event.

The Bank agrees with the Depositary that neither the Bank nor any company controlled by, controlling or under common control with the Bank will at any time deposit any Shares, either originally issued or previously issued and reacquired by the Bank or any such affiliate, unless a Registration Statement is in effect as to such Shares under the Securities Act of 1933 or unless the offering and sale of such Shares is exempt from or not subject to the registration requirements of the Securities Act of 1933.

Section 5.08

Indemnification.

The Bank agrees to indemnify the Depositary, its directors, employees, agents and affiliates and any Custodian against, and hold each of them harmless from, any liability or expense (including reasonable fees and expenses of counsel) which may arise out of acts performed or omitted, in accordance with the provisions of this Deposit Agreement and of the Receipts, as the same may be amended, modified or supplemented from time to time, (i) by either the Depositary or a Custodian or their respective directors, employees, agents and affiliates, except for any liability or expense arising out of the negligence or bad faith of either of them (other than the negligence or bad faith of the Bank acting as Custodian hereunder) or except to the extent that such liability or expense arises out of information relating to the Depositary included in the registration statement on Form F-6 relating to the American Depositary Shares, or omissions of such information, or (ii) by the Bank or any of its directors, employees, agents and affiliates; provided, however, that such indemnity shall not extend to any taxes, duties and other governmental charges, fees and other expenses of the Depositary, its directors, employees, agents and affiliates and any Custodian that, pursuant to the Deposit Agreement or any supplemental fee or other agreement, are not payable by the Bank.

The Depositary agrees to indemnify the Bank, its directors, employees, agents and affiliates and hold them harmless from any liability or expense (including reasonable fees and expenses of counsel) which may arise out of acts performed or omitted by the Depositary or any Custodian or their respective directors, employees, agents and affiliates due to their negligence or bad faith.

If any action or claim shall be brought or threatened to be brought against any party in respect of which indemnity may be sought pursuant to this Section 5.08, such indemnified party shall, as soon as practicable (or, in the case of any action or claim which is threatened to be brought, as soon as practicable after such party becomes aware of the same), notify the party against whom indemnity may be sought in writing of such action or claim; and in such circumstances, and also in the event of any action or claim being brought or threatened to be brought against any of the parties hereto, the other parties hereto shall provide, to the party against whom such action or claim is brought or threatened to be brought, such information and assistance as such party shall reasonably request, subject always to the provisions of the indemnity contained in this Section 5.08.  Each party shall to the extent reasonable and practicable in all circumstances consult with each of the other parties as and when reasonably requested by such party in respect of any action or claim referred to in this Section 5.08.

The obligations set forth in this Section 5.08 shall survive the termination of this Deposit Agreement and the succession or substitution of any person indemnified hereby.

Section 5.09

Charges of Depositary.

The Bank agrees to pay the fees, reasonable expenses and out-of-pocket charges of the Depositary and those of any Registrar only in accordance with agreements in writing entered into between the Depositary and the Bank from time to time.  The Depositary shall present its statement for such charges and expenses to the Bank in arrears once every three months. The charges and expenses of the Custodian are for the sole account of the Depositary.

The following charges shall be incurred by any party depositing or withdrawing Shares or by any party surrendering Receipts or to whom Receipts are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Bank or an exchange of stock regarding the Receipts or Deposited Securities or a distribution of Receipts pursuant to Section 4.03), whichever applicable:  (1) taxes, duties and other governmental charges, (2) such registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the Share register of the Bank or Foreign Registrar and applicable to transfers of Shares to the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals hereunder, (3) such cable, telex and facsimile transmission expenses as are expressly provided in this Deposit Agreement, (4) such expenses as are incurred by the Depositary in the conversion of foreign currency pursuant to Section 4.05, (5) a fee not in excess of $5.00 or less per 100 American Depositary Shares (or portion thereof) for the execution and delivery of Receipts pursuant to Section 2.03, 4.03, 4.04 or 4.05 and the surrender of Receipts pursuant to Section 2.05 or Section 6.02, (6) a fee of $.02 or less per American Depositary Share (or portion thereof) for any cash distribution made pursuant to this Deposit Agreement, including but not limited to Sections 4.01 through 4.05 hereof, (7) a fee not in excess of $1.50 per certificate of a Receipt or Receipts for transfers made pursuant to the terms of the Deposit Agreement and (8) a fee for the distribution of proceeds of sales of securities or rights pursuant to Section 4.02, 4.03 or 4.04, respectively, such fee being in an amount equal to the fee for the issuance of American Depositary Shares referred to above which would have been charged as a result of the deposit by Holders of securities (for purposes of this clause 8 treating all such securities as if they were Shares) or Shares received in exercise of rights distributed to them pursuant to Section 4.02, 4.03 or 4.04, respectively, but which securities or rights are instead sold by the Depositary and the net proceeds distributed.

Section 5.10

Retention of Depositary Documents.

The Depositary is authorized to destroy those documents, records, bills and other data compiled during the term of this Deposit Agreement at the times permitted by the laws or regulations governing the Depositary unless the Bank requests that such papers be retained for a longer period or turned over to the Bank or to a successor depositary.

ARTICLE 6.

AMENDMENT AND TERMINATION

Section 6.01

Amendment.

The form of the Receipts and any provisions of this Deposit Agreement may at any time and from time to time be amended by agreement between the Bank and the Depositary in any respect which they may deem necessary or desirable.  Any amendment which shall impose or increase any fees or charges (other than taxes and other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or which shall otherwise prejudice any substantial existing right of Holders of Receipts, shall, however, not become effective as to outstanding Receipts until the expiration of thirty days after notice of such amendment shall have been given to the Holders of outstanding Receipts.  Every Holder of a Receipt at the time any such amendment so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement or the Receipts as amended thereby.  In no event shall any amendment impair the right of the Holder of any Receipt to surrender such Receipt and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law.

Section 6.02

Termination.

The Depositary shall at any time at the direction of the Bank, terminate this Deposit Agreement by mailing notice of such termination to the Holders of all Receipts then outstanding at least 90 days prior to the date fixed in such notice for such termination.  The Depositary may likewise terminate this Deposit Agreement upon 30 days notice to the Bank and the Holders of all Receipts then outstanding if at any time 90 days shall have expired after the Depositary shall have delivered to the Bank a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.04.  On and after the date of termination, the Holder of a Receipt will, upon (a) surrender of such Receipt at the Corporate Trust Office of the Depositary, (b) payment of the fee of the Depositary for the surrender of Receipts referred to in Section 2.05, and (c) payment of any applicable taxes, duties or other governmental charges, be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by the American Depositary Shares evidenced by such Receipt.  If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Holders thereof, and shall not give any further notices or perform any further acts under this Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights as provided in this Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Holder of such Receipt in accordance with the terms and conditions of this Deposit Agreement and any applicable taxes or other governmental charges).  At any time after the expiration of one year from the date of termination of this Deposit Agreement, the Depositary may sell the Deposited Securities then held hereunder and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, in an unsegregated account without liability for interest, for the pro rata benefit of the Holders of Receipts which have not theretofore been surrendered, such Holders thereupon becoming general creditors of the Depositary with respect to such net proceeds.  After making such sale, the Depositary shall be discharged from all obligations under this Deposit Agreement, except to account for such net proceeds and other cash and except for its obligations to the Bank under Section 5.08.  Upon the termination of this Deposit Agreement, the Bank shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary under Sections 5.08 and 5.09 hereof.

ARTICLE 7.

MISCELLANEOUS

Section 7.01

Counterparts.

This Deposit Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of such counterparts shall constitute one and the same instrument. Copies of this Deposit Agreement shall be filed with the Depositary and the Custodians and shall be open to inspection by any holder or Holder of a Receipt during business hours.

Section 7.02

No Third Party Beneficiaries.

This Deposit Agreement is for the exclusive benefit of the parties hereto and shall not be deemed to give any legal or equitable right, remedy or claim whatsoever to any other person.

Section 7.03

Severability.

In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

Section 7.04

Holders as Parties;  Binding Effect.

The Holders shall be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof, of the Charter and Bye-Laws and of the Receipts by acceptance thereof.

Section 7.05

Notices.

Any and all notices to be given to the Bank shall be deemed to have been duly given if personally delivered or sent by mail or cable, telex or facsimile transmission confirmed by letter, addressed to the Secretary, Bank of Ireland, Lower Baggot Street, Dublin 2, Ireland or any other place to which the Bank may have transferred its principal office.

Any and all notices to be given to the Depositary shall be deemed to have been duly given if in English and personally delivered or sent by mail or cable, telex or facsimile transmission confirmed by letter, addressed to The Bank of New York, 101 Barclay Street, New York, New York 10286, Attention:  American Depositary Receipt Administration, or any other place to which the Depositary may have transferred its Corporate Trust Office.

Any and all notices to be given to any Holder shall be deemed to have been duly given if personally delivered or sent by mail or cable, telex or facsimile transmission confirmed by letter, addressed to such Holder at the address of such Holder as it appears on the transfer books for Receipts of the Depositary, or, if such Holder shall have filed with the Depositary a written request that notices intended for such Holder be mailed to some other address, at the address designated in such request.

Delivery of a notice sent to the Bank or the Depositary shall be deemed to be effective when received. Delivery of a notice sent by mail or cable, telex or facsimile transmission shall be deemed to be effective at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a cable, telex or facsimile transmission) is deposited, postage prepaid, in a post-office letter box or delivered to an air-courier service.  The Depositary or the Bank may, however, act upon any cable, telex or facsimile transmission received by it, notwithstanding that such cable, telex or facsimile transmission shall not subsequently be confirmed by letter as aforesaid.

Section 7.06

Governing Law.

This Deposit Agreement and the Receipts shall be interpreted and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by the laws of the State of New York.

Section 7.07

Prohibition of Assignment.

Neither the Depositary nor any Custodian may assign or otherwise transfer any of its rights or obligations hereunder, except as otherwise provided herein or with the written consent of the Bank.

Section 7.08

Compliance with U.S. Securities Laws.

Notwithstanding anything in this Deposit Agreement to the contrary, the Bank and the Depositary each agrees that it will not exercise any rights it has under this Deposit Agreement to prevent the withdrawal or delivery of Deposited Securities in a manner which would violate U.S. securities laws including, but not limited to, Section I.A.(1) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act of 1933.

IN WITNESS WHEREOF, THE GOVERNOR AND COMPANY OF THE BANK OF IRELAND and THE BANK OF NEW YORK have duly executed this agreement as of the day and year first set forth above and all Holders shall become parties hereto upon acceptance by them of Receipts issued in accordance with the terms hereof.

THE GOVERNOR AND COMPANY OF THE BANK OF IRELAND

By:_________________________________

THE BANK OF NEW YORK,
as Depositary

By:_________________________________